Exhibit 99.1

Douglas Elliman Inc. Enters into Settlement Agreement to Resolve Certain Brokerage Commission Litigation

MIAMI—April 29, 2024—Douglas Elliman Inc. (NYSE: DOUG) today announced it has entered into a settlement agreement to resolve on a nationwide basis the pending class action litigation on behalf of sellers relating to real estate brokerage fees in the Gibson and Umpa cases pending in the Western District of Missouri (the “Actions”).

Under the terms of the settlement agreement, Douglas Elliman has agreed to pay $7.75 million within 30 business days of preliminary approval of the settlement by the Court and up to two additional $5 million contingent payments between December 31, 2025 and December 31, 2027. The settlement agreement is not an admission of liability, or of the validity of any claim, and the Company denies the material allegations asserted against it.

“The settlement agreement reflects Douglas Elliman’s commitment to mitigating future uncertainties and limiting legal costs, which will benefit our Company, agents and stockholders,” said Howard M. Lorber, Chairman and Chief Executive Officer of Douglas Elliman. “Our global network of leading agents and luxury brand continue to position Douglas Elliman for future success as real estate markets stabilize. We remain confident our differentiated business position will enable continued growth over the long term.”

As part of the settlement agreement, Douglas Elliman has agreed to make certain changes in its underlying business practices. These changes are consistent with the business changes Douglas Elliman’s competitors agreed to make in their respective settlements of similar litigation, many of which were already longstanding Douglas Elliman policies. For additional information, the Company has filed a Current Report on Form 8-K with the Securities and Exchange Commission today that includes the settlement agreement.

The settlement agreement resolves all claims on a nationwide basis in the Actions and similar claims in other lawsuits alleging claims on behalf of sellers against Douglas Elliman and its subsidiaries and releases the Company, its subsidiaries and affiliated agents from such claims.

The settlement agreement remains subject to preliminary and final court approval and will become effective upon final approval by the court.

About Douglas Elliman Inc.

Douglas Elliman Inc. (NYSE: DOUG, “Douglas Elliman”) owns Douglas Elliman Realty, LLC, which is one of the largest residential brokerage companies in the United States with operations in New York, Florida, California, Texas, Colorado, Nevada, Massachusetts, Connecticut, Maryland, Virginia, and Washington, D.C. In addition, Douglas Elliman sources, uses and invests in early-stage, disruptive property technology (“PropTech”) solutions and companies and provides other real estate services, including development marketing, property management and settlement and escrow services in select markets. Additional information concerning Douglas Elliman is available on its website, investors.elliman.com.

Investors and others should note that we may post information about Douglas Elliman on our website at investors.elliman.com or, if applicable, on our accounts on Facebook, Instagram, LinkedIn, TikTok, Twitter, YouTube or other social media platforms. It is possible that the postings or releases could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in Douglas Elliman to review the information we post on our website at investors.elliman.com and on our social media accounts.

Forward-Looking and Cautionary Statements

This press release includes forward-looking statements within the meaning of the federal securities law. All statements other than statements of historical or current facts made in this document are forward-looking. These statements include, but are not limited to, statements regarding the antitrust class action litigation and the settlement, including the timing of the settlement payments, and any impact that the settlement will have on our future operations. We identify forward-looking statements in this document by using words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may be,” “continue” “could,” “potential,” “objective,” “plan,” “seek,” “predict,” “project” and “will be” and similar words or phrases or their negatives. Forward-looking statements reflect our current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons.

Risks and uncertainties that could cause our actual results to differ significantly from our current expectations are described in our Annual Report on Form 10-K for the year ended December 31, 2023. We undertake no responsibility to publicly update or revise any forward-looking statement, except as required by applicable law.

Contacts

Media:

Stephen Larkin, Douglas Elliman Inc.

917-902-2503

Emily Claffey/Benjamin Spicehandler/Catherine Livingston, FGS Global

212-687-8080

Investor Relations:

J. Bryant Kirkland III, Douglas Elliman Inc.

305-579-8000

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